UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 14, 2016

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shaanxi Province

China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8765-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 14, 2016, Xi’an TCH Energy Technology Co., Ltd. (“Xi’an TCH”), a wholly owned subsidiary of China Recycling Energy Corporation (the “Company”) entered into a Xuzhou Zhongtai CDQ and Waste Heat Power Generation System Transfer Agreement (the “Transfer Agreement”) with Xuzhou Zhongtai Energy Technology Co., Ltd., a limited liability company incorporated in China (the “Zhongtai”), and Xi’an Huaxin New Energy Co., Ltd., a limited liability company incorporated in China (the “Contractor”). Xi’an TCH originally entered into a Coke Dry Quenching (“CDQ”) and Waste Heat Power Generation Energy Management Cooperative Agreement (the “Cooperative Agreement”) with Zhongtai on December 6, 2013 to design, build and maintain a 150 ton per hour CDQ system and a 25 MW CDQ waste heat power generation system and sell the power to Zhongtai and to build a furnace to generate steam from the waste heat of the smoke pipeline and sell the steam to Zhongtai (the “Project”), as disclosed in the Form 8-K filed on December 9, 2013.

The Transfer Agreement provides for the sale to Zhongtai of all the assets of the Project under construction from Xi’an TCH. Additionally, Xi’an TCH will transfer to Zhongtai the Engineering, Procurement and Construction (“EPC”) Contract for the Project which Xi’an TCH had entered into with the Contractor in connection with the Project. As consideration for the transfer of the Project, Zhongtai shall pay to Xi’an TCH an aggregate purchase price of RMB 167,360,000 (approximately $25,747,692 and the “Transfer Price”), whereby (a) RMB 50,000,000 (approximately $7,692,308) of the Transfer Price shall be paid within 20 working days from the execution of the Transfer Agreement; (b) RMB 30,000,000 (approximately $4,615,385) of the Transfer Price shall be paid within 20 working days upon the completion of the construction of the Project but shall not be later than July 30, 2016; and (c) RMB 87,360,000 (approximately $13,440,000) of the Transfer Price shall be paid before July 30, 2017. The temporary ownership of the Project shall be transferred from Xi'an TCH to Zhongtai within 3 working days after the first payment of RMB 50,000,000 is made to Xi'an TCH and the full ownership of the Project shall be officially transferred to Zhongtai upon Zhongtai pays off the entire Transfer Price. The Cooperative Agreement will be terminated and Xi'an TCH shall not pursue any breach of contract liability against the Zhongtai under the Cooperative Agreement when Zhongtai pays off the entire Transfer Price according to the requirement of the Transfer Agreement. If the Transfer Price is not fully paid on time pursuant to the Transfer Agreement, the Transfer Agreement shall be terminated automatically and Xi'an TCH shall retain the ownership of the Project and both parties shall continue to perform their respective rights and obligations according to the Cooperative Agreement and assume the liabilities for breach of the Cooperative Agreement.

The description contained herein of the terms of the Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the Transfer Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

See Item 1.01 above, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are filed with this report.

Exhibits Number	Description
10.1	Xuzhou Zhongtai CDQ and Waste Heat Power Generation System Transfer Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: March 18, 2016	/s/ Jackie Shi
Jackie Shi, Chief Financial Officer